UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2018

Energy XXI Gulf Coast, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-38019	20-4278595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1021 Main Street, Suite 2626
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 351-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to Vote of Security Holders.

On September 6, 2018, Energy XXI Gulf Coast, Inc. (“EGC”) held a special meeting of stockholders (the “Special Meeting”). A total of 24,675,571 shares of EGC common stock entitled to vote, representing approximately 73.89% of the shares of EGC common stock outstanding as of the record date of August 3, 2018, were present or represented, in person or by proxy, at the Special Meeting.

At the Special Meeting, EGC stockholders voted on two items:

Item 1 – The Merger Agreement

The proposal to adopt the Agreement and Plan of Merger, dated as of June 18, 2018, among EGC, MLCJR LLC, a Texas limited liability company (“Cox”), and YHIMONE, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Cox, as it may be amended from time to time (the “Merger Agreement), pursuant to which Merger Sub will merge with and into EGC, with EGC surviving as an indirect wholly-owned subsidiary of Cox (the “Merger”).

 The EGC stockholders approved Item 1, with the following voting results:

For	Against	Abstain	Broker Non-Votes
23,085,021	1,336,636	253,914	0

Item 2 – Non-Binding Advisory Vote on Executive Compensation

To consider and cast a non-binding advisory vote on the compensation that may be paid or become payable to EGC’s named executive officers that is based on or otherwise relates to the proposed Merger.

The EGC stockholders failed to approve Item 2, with the following voting results:

For	Against	Abstain	Broker Non-Votes
7,429,027	15,797,036	1,449,508	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2018	By:	/s/ Douglas E. Brooks
Douglas E. Brooks
Chief Executive Officer and President